CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Putnam Funds Trust of our report dated August 13, 2018, relating to the financial statements and financial highlights of Putnam Small Cap Growth Fund, which appear in such Registration Statement. We also consent to the references to us under the "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 24, 2018